Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Meggan Powers
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-8733
ed.lockwood@kla-tencor.com	meggan.powers@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR THE
THIRD QUARTER OF FISCAL YEAR 2013

MILPITAS, Calif.—February 7, 2013 (PR Newswire) — KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.40 per share on its common stock payable on March 1, 2013 to KLA-Tencor stockholders of record as of the close of business on February 19, 2013.

About KLA-Tencor:  KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor, LED and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 35 years. Headquartered in Milpitas, California, KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at www.kla-tencor.com. (KLAC-F)

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